    As filed with the Securities and Exchange Commission on October 29, 1996
                                                      REGISTRATION NO. 333-14715

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM S-8/A
                                 AMENDMENT NO. 1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   INTUIT INC.
               (Exact Name of Issuer as Specified in Its Charter)

       DELAWARE                                                  77-0034661
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)
                               2535 GARCIA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                    (Address of Principal Executive Offices)

  OPTIONS GRANTED BY GALT TECHNOLOGIES, INC. UNDER ITS 1995 STOCK OPTION PLAN
                             ASSUMED BY THE ISSUER
                           (Full titles of the Plans)



                                 JAMES J. HEEGER
                                   INTUIT INC.
                              1840 EMBARCADERO ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (415) 944-6996
            (Name, Address and Telephone Number of Agent for Service)



                                   Copies to:

                            KENNETH A. LINHARES, ESQ.
                             JEFFREY R. VETTER, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306




                         CALCULATION OF REGISTRATION FEE

==================================================================================================
  TITLE OF SECURITIES     AMOUNT TO BE    PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
    TO BE REGISTERED       REGISTERED    OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION FEE
                                               SHARE               PRICE
--------------------------------------------------------------------------------------------------

Common Stock, $0.01 par    33,752(1)         $23.40(2)           $789,829            $240(3)
         value

==================================================================================================

(1) Shares subject to assumed Galt Technologies, Inc. options as of September 3, 1996.

(2) Weighted average exercise price of outstanding options as of September 3, 1996.

(3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended. Of the total fee, $100 was paid upon filing of the original Form S-8 to which this amendment relates, and $140 is being paid upon filing of this amendment.

This Form S-8/A, Amendment No. 1, is being filed solely to amend the information provided in the Calculation of Registration Fee table on the cover page hereto.

ITEM 8.  EXHIBITS.

          4.01   Galt Technologies, Inc. 1995 Stock Option Plan (1)

          4.02   The Registrant's Certificate of Incorporation (2)

          4.03 Certificate of Amendment to Registrant's Certificate of Incorporation, dated December 14, 1993 (3)

          4.04 Certificate of Amendment to Registrant's Certificate of Incorporation, dated January 18, 1996 (3)

          4.05   The Registrant's Bylaws (2)

          5.01   Opinion of Fenwick & West LLP (1)

         23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01)

         23.02   Consent of Ernst & Young LLP, Independent Auditors

         24.01   Power of Attorney (see page 5 of original Form S-8)

--------------------------

(1) Filed with the original Registration Statement on Form S-8 to which this amendment relates, filed October 24, 1996 (File No. 333-14715).

(2) Filed with the Company's Registration Statement on Form S-1, filed February 3, 1993, as amended (File No. 33-57884).

(3) Filed with the Company's Form 10-K as originally filed on October 31, 1994, as amended.

(4) Filed with the Company's Form 10-Q for the quarter ended January 31, 1996 as originally filed on March 15, 1996, as amended.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement (Amendment No. 1) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on October 29, 1996.

                                    INTUIT INC.

                                    By: /s/ James J. Heeger
                                        ----------------------------------------
                                        James J. Heeger, Chief Financial Officer



      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


William V. Campbell *         Chief Executive Officer,          October 29, 1996
----------------------        President and Director

/s/ James J. Heeger           Chief Financial Officer           October 29, 1996
----------------------
James J. Heeger

Greg J. Santora *             Chief Accounting Officer          October 29, 1996
----------------------

ADDITIONAL DIRECTORS:

Christopher W. Brody *        Director                          October 29, 1996
----------------------

Scott D. Cook *               Director                          October 29, 1996
----------------------

L. John Doerr *               Director                          October 29, 1996
----------------------

Michael R. Hallman *          Director                          October 29, 1996
----------------------

Burton J. McMurtry *          Director                          October 29, 1996
----------------------



 *  By: /s/ James J. Heeger
       ----------------------------
        James J. Heeger
        Attorney-in-fact

 * Pursuant to a power of attorney included with the original Form S-8 Registration Statement to which this amendment relates.


                                       -3-